Exhibit 99.1

Sable Offshore Corp. Investor Presentation March 2023

Disclaimer CONFIDENTIALITY The information in this presentation, together with oral statements made in connection herewith, is highly confidential. The distribution of this presentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any other person is prohibited. The recipient of this presentation shall keep this presentation and its contents confidential, shall not use this presentation and its contents for any purpose other than as expressly authorized by Sable Offshore Corp. (“Sable”). By accepting delivery of this presentation, the recipient is deemed to agree to the foregoing confidentiality requirements and to return or destroy (and direct its representatives to return or destroy) all copies of this presentation or portions thereof in its possession upon request. This presentation has been prepared solely for informational purposes and is being provided to you solely in your capacity as a prospective investor in considering an investment in Flame Acquisition Corp., (the “SPAC”), which will become the successor to Sable in a business combination (as defined below) and will be the issuer, in a private placement, of the PIPE securities described in this presentation. This presentation does not purport to contain all of the information that may be required or desired by you in order to evaluate the investment described in this presentation. This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the securities in the proposed PIPE offering or of the proposed business combination as contemplated hereby or determined that this presentation is truthful or complete. Any representation to the contrary is a criminal offense. In all cases, interested parties should consult their own legal, regulatory, tax, business, financial and accounting advisors to the extent they deem necessary, and must make their own investment decision and perform their own independent investigation and analysis of the investment described in this presentation. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. The securities referred to herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Unless they are registered, any such securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other jurisdiction. No representations or warranties, express or implied are given in, or in respect of, this presentation and the accuracy, completeness or reliability of the information contained in this presentation. To the fullest extent permitted by law, in no circumstances will Sable, the SPAC, any bank serving as a placement agent in the proposed PIPE securities or any of their respective subsidiaries, security holders, affiliates, representatives, partners, directors, officers, employees, advisers, or agents be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This information is subject to change. FORWARD LOOKING STATEMENTS The information in this presentation and the oral statements made in connection therewith include “forward looking statements” within the meaning of Section 27 A of the Securities Act and Section 21 E of the Securities Exchange Act of 1934 as amended. Forward-looking statements include information concerning assets of Exxon Mobil Corporation’s (“Exxon”), Sable’s or the SPAC’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and effects of regulation, including Sable’s ability to close the transaction to acquire Exxon’s assets (the “asset acquisition”), Sable’s ability to close the transaction with the SPAC (the “SPAC transaction” and, together with the asset acquisition, the “business combination”). When used in this presentation, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “ may,” “ believe,” “ anticipate,” “ intend,” “ estimate,” “ expect,” “project,” “continue,” “plan,” forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward looking statements, although not all forward looking statements will contain such identifying words. These forward looking statements are based on Sable’s and the SPAC’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sable and the SPAC disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Sable and the SPAC caution you that these forward looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sable and the SPAC, incidental to the development, production, gathering, transportation and sale of oil, natural gas and natural gas liquids. These risks include, but are not limited to, (a) the occurrence of any event, change or other circumstance that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination; (b) the outcome of any legal proceedings that may be instituted against Sable, the SPAC or others following the announcement of the business combination and any definitive agreements with respect thereto; (c) the inability to complete the business combination due to the failure to obtain approval of the shareholders of the SPAC, to obtain financing to complete the business combination or to satisfy other conditions to closing; (d) the ability to meet the applicable stock exchange listing standards following the consummation of the business combination; (e) the ability to recommence production of the assets acquired in the asset acquisition and the cost and time required therefor, production levels once recommenced; (f) commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput; (g) uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks; (h) the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production; (i) reductions in cash flow and lack of access to capital; (j) the SPAC’s ability to satisfy future cash obligations; (k) restrictions in existing or future debt agreements or structured or other financing arrangements; (l) the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions; and (m) the ability to recognize the anticipated benefits of the business combination. Should one or more of the risks or uncertainties described in this presentation and the oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward looking statements. You should also carefully consider the risks and uncertainties described in the “Risk Factors” section of the SPAC’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, preliminary proxy statement on Schedule 14A filed with the SEC on November 10, 2022, and other documents filed by the SPAC and Sable from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The SPAC’s SEC filings are available publicly on the SEC’s website at www sec gov. 1

Disclaimer (Cont’d) PARTICIPANTS IN A SOLICITATION Sable, the SPAC, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with certain matters related to the business combination and may have direct or indirect interests in the business combination. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the proxy statement relating to the business combination. Stockholders may obtain free copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a request to Flame Acquisition Corp., 700 Milam Street Suite 3300, Houston, TX 77002. NON-PRODUCING ASSETS The assets that are the subject of the asset acquisition and the business combination have not produced commercial quantities of hydrocarbons since the assets were shut-in during May of 2015 when the only pipeline transporting hydrocarbons produced from such assets to market ceased operations. We estimate in this presentation that production can be recommenced by January 1, 2024; however, there can be no assurance that the necessary permits will be obtained that would allow the pipeline to recommence transportation and allow the assets to recommence production by that date or at all. If production is not recommenced by January 1, 2026, the terms of the asset acquisition with Exxon Mobil Corporation (“Exxon”) would result in the assets, which are expected to be the major assets of the SPAC at the closing of the business combination, being reverted to Exxon without any compensation to the SPAC therefor as further described in this presentation. OIL AND GAS RESOURCE INFORMATION This presentation includes information regarding estimates of oil and natural gas resources attributable to the assets that are the subject of the business combination. None of the oil and gas resources attributable to the assets are currently classifiable as proved or other reserves because, since the cessation of operations on the pipeline transporting production from the assets, there has been no means to deliver production from the assets to market. Sable has obtained a report (the “NSAI Report”) from Netherland, Sewell & Associates, Inc. (“NSAI”), independent petroleum consultants, with respect to the net estimated contingent resources attributable to the acquired assets and the related pre-tax discounted (at 10%) future net contingent cash flow from such contingent resources, as of December 31, 2021, based on 12-month unweighted arithmetic average of the first-day-of-the-month prices for each month in the period from January to December 2021. As defined by the Society of Petroleum Engineers and used in the NSAI Report, “contingent resources” are those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. Contingent resource estimates may be characterized further as 1C (low estimate), 2C (best estimate) and 3C (high estimate). The contingent resources reflected in the NSAI Report are, as stated in the report, category 1C (low estimate). The NSAI Report states that the estimates included in the report are contingent on (1) approval from federal, state and local regulators to restart production, (2) reestablishment of oil transportation systems to deliver production to market, and (3) commitment to restart the wells and facilities. The NSAI Report states that, if these contingencies are successfully addressed, some portion of the contingent resources estimated in the report may be reclassified as reserves but notes that the estimates have not been risked to account for the possibility that the contingencies are not successfully addressed. The NSAI Report does not address (1) the portion of the contingent resources that could be reclassified as reserves if the contingencies are successfully addressed or (2) whether or to what extent any of the contingent resources that could be so reclassified would be classified as proved, probable or possible reserves. As defined in the Society of Petroleum Engineers’ Petroleum Resources Management System (“PRMS”), “best estimate” is the most realistic assessment of recoverable quantities if only a single result were reported. There is at least a 50% probability that the quantities actually recovered will equal or exceed the “best estimate.” As defined in the PRMS, “low estimate” is a conservative estimate of the quantity that will actually be recovered from the accumulation by a project. There is at least a 90% probability that the quantities actually recovered will equal or exceed the “low estimate.” The resource estimates and related future cash flow information included in this presentation reflect management’s estimates, based in part on the contingent resources estimated in the NSAI Report and supplemented by management’s own estimates of contingent resources attributable to the acquired assets and using the pricing and other assumptions noted in this presentation, of the contingent resources and cash flow that may have been attributable to the acquired assets if the contingencies had been addressed successfully on the date as of which the information is presented. Resource engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any resource or reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact the combined company’s strategy and change the schedule of any production and development drilling. Accordingly, resource estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Disclaimer (Cont’d) USE OF PROJECTIONS This presentation contains financial projections for Sable and the SPAC (as successor to Sable in the business combination) after giving effect to the business combination, including with respect to its future revenues, EBITDA, capital expenditures and non-GAAP cash flow measures referred to under “Use of Non-GAAP Financial Measures” below. Neither Sable’s nor the SPAC’s auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and, accordingly, no such auditors have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, regulatory, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if the assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside Sable and the SPAC’s control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of the SPAC after completion of the business combination or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person, including, without limitation, Sable, the SPAC and any placement agent, that the results contained in the projected information will be achieved. USE OF NON-GAAP FINANCIAL MEASURES This presentation includes projections for Sable and the SPAC (as successor to Sable in the business combination) of certain non-GAAP financial measures (including on a forward-looking basis) after giving effect to the business combination, including EBITDA, Unlevered Free Cash Flow, and Levered Free Cash Flow. Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines (1) Unlevered Free Cash Flow as EBITDA minus capital expenditures, (2) Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense, and (3) Net free cash flow as revenue less operating expenses, taxes, and capital expenditures. Sable believes that these measures are useful to investors for the following reasons. First, Sable believes that these measures may assist investors in evaluating the SPAC’s projected future performance and ability to pay cash dividends to its stockholders by excluding the impact of items that do not reflect core operating performance or that are not expected to affect the ability of the SPAC to pay cash dividends to its stockholders. Second, these measures are expected to be used by Sable’s management to assess the SPAC’s performance following completion of the business combination. Sable believes that the future, continuing use of these non-GAAP financial measures will provide an additional tool for investors to use in evaluating ongoing operating results and trends over various reporting periods on a consistent basis. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly tilted measures of other companies. INDUSTRY AND MARKET DATA This presentation has been prepared by Sable and includes market data and other statistical information from sources believed by Sable to be reliable, including independent industry publications, governmental publications or other published independent sources. Some data is also based on the good faith estimates of Sable, which are derived from their review of internal sources as well as the independent sources described above. Although Sable believes these sources are reliable, neither Sable, the SPAC nor any placement agent has independently verified the information and can guarantee its accuracy and completeness. TRADEMARKS This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and the SPAC’s and Sable’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, © or ® symbols, but the SPAC and Sable will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. 3

Key Transaction Highlights Sable Offshore Corp. (“Sable”) has entered into an agreement to merge with Flame Acquisition Corp. (“FLME”, “Flame”, or the “Company”). Sable has separately agreed to acquire the Santa Ynez Field and associated assets (“Santa Ynez”, “SYU”, or the “Acquired Assets”) from ExxonMobil (“Exxon”) Proprietarily sourced, bi-laterally negotiated, and seller financed Santa Ynez Unit Acquisition â—¼ Identified by Sable / Flame executives as a foundational public Background company asset and exclusively negotiated with Exxon st â—¼ Purchase price is financed by a 1 Lien Term Loan held by Exxon Santa Ynez is a massive oil-weighted resource â—¼ Three offshore platforms located in federal waters north of Santa Barbara, California High Quality Asset â—¼ Wholly owned onshore production treatment facilities â—¼ Discovered in 1968 with significant production history â—¼ >100 identified infill drilling and step-out opportunities, along with workovers and ESP (1) installation on existing wellbores Asset re-start process well underway â—¼ Facilities well maintained during downtime; ~34 MBoe/d average Las Flores Canyon Processing Facility Pathway to gross production in 2014 prior to shut-in for pipeline leak Production â—¼ March 2020 consent decree establishes path for pipeline restart; permitting process well underway â—¼ Target online date of January 2024 Sable management are well-qualified to operate Santa Ynez Highly- and offshore (2) â—¼ Exemplary track record of operating safely in California Qualified federal â—¼ Demonstrated expertise via numerous awards from state and Stewards agencies of the Asset â—¼ Developing strategy for carbon capture and underground storage (“CCUS”) leveraging existing infrastructure and access (1) Electric submersible pump. (2) While at Plains Exploration & Production, current Sable management team operated platforms included Irene at Point Pedernales 4 and Hidalgo, Harvest and Hermosa at Point Arguello.

Transaction Summary Summary of Proposed Transaction Indicative Transaction Overview â—¼ 1 Sable has entered into an Sources of Funds ($MM) agreement to acquire SYU from Exxon – proprietarily sourced by SYU Oil Field and Associated 3 1L Term Loan (Net of $19 MM Deposit) (1) $623 Sable / Flame management Offshore and Onshore Facilities PIPE (2) 300 2 Cash in Trust (3) 87 â—¼ Sable has agreed to merge with FLME, with FLME surviving (the Total Sources of Funds $1,010 “Merger”) – subsequently renamed Sable Offshore Corp. Uses of Funds ($MM) 3 finance, a Sale 1 Assumption of 1L Term Loan $623 â—¼ Exxon has agreed to via 1st Lien Term Loan structure, the Cash to Balance Sheet 63 acquisition of the SYU Assets for a $625 MM base purchase price plus 4 Start-Up Expenses & Accrued LOE (4) 324 additional purchase price Total Uses of Funds $1,010 adjustments (9) Sable Offshore â—¼ 4 Proceeds from the anticipated Corp. (Private) Pro Forma Capitalization transaction will fund costs associated with pipeline repair and re-starting production Capitalization % Ownership Share Price $10.00 NA â—¼ 5 PIPE subscribers anticipated to (5)(6) Merger Consideration Shares 3.0 6% have full registration rights with the Merge 2 Founders Shares 7.2 15% ability to trade (5)(10) IPO Shares 16% 8.4 PIPE Shares 30.0 63% Pro Forma Shares Outstanding (7) 48.6 100% Equity Value ($MM) $486 NA Flame Acquisition Corp. Renamed (1) (NYSE: FLME) 1L Term Loan (Net of Deposit) 623 NA “Sable Cash on Balance Sheet (8) 210 NA $87 MM in Trust (3) Offshore Corp.” Net Debt $413 NA Pro Forma Enterprise Value $900 NA (1) Key terms of Exxon’s 1st Lien Term Loan: Interest: 10.00% per annum, compounded annually with payment-in-kind (subject to borrower’s right to pay in cash) and payable on the Maturity Date; to be accrued from January 1, 2022 Effective Time. Maturity: Will occur on the earlier of (a) the 5th anniversary of the Effective Time and (b) 180 days after restart production. No Call / Pre-Payment Penalty: Can repay or pay down a portion at any time without penalty. (2) Sable is targeting a total of $300 MM in financing prior to closing. (3) Cash in trust account is post-redemption withdrawals made in connection with the extension process, as of 3/6/2023. Assumes no stockholder redemptions at closing. (4) Estimate includes (i) cash start-up expenses of $147 MM for bringing the Acquired Assets online by the estimated production re-start date of Q1 2024, (ii) post-effective date accrued LOE of $85 MM incurred from January 1, 2022 effective date through May 31, 2023 associated with ongoing maintenance, (iii) transaction fees and expenses of $72.4 MM, and (iv) deposit paid to Exxon of $19 MM. (5) Does not include 3.6 MM incentive shares to be issued pursuant to post-closing grants to Sable senior management, which are subject to vesting and lockup periods. The 3.6 MM incentive shares may be adjusted to a lesser number of shares on a proportionate basis such that the number of incentive shares and merger consideration shares, together, will not represent greater than 15% of the outstanding Flame shares immediately following the Merger (taking into account the issuance of shares in the PIPE and redemptions in connection with the Merger). (6) Consists of 3.0 MM shares to be issued to Jim Flores as consideration for his equity in the Merger, which are subject to lockup period. (7) Enterprise metrics assume 100% participation from remaining IPO shareholders and pro forma shares outstanding of 48.6 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 8.4 MM IPO Shares, and 30.0 MM PIPE Shares). (8) Cash balance reflects cash in trust and total capital raised in connection with the PIPE less post-effective date accrued LOE of $85 MM, transaction fees and expenses of $72.4 MM, and deposit paid to Exxon of $19 MM. (9) $643 MM principal balance inclusive of additional purchase price adjustments; $623 MM remaining after payment of $19 MM deposit. (10) Shares issued to PIPE subscribers will not be freely tradeable until a registration statement related thereto is filed and declared effective by the SEC following the close of the business combination. 5

Key Investment Highlights Santa Ynez & Sable are Highly Integrated, Synergistic Assets with a Compelling Investment Profile ✓ Consistent with Flame Investment Thesis 1 ✓ Experienced Executive & Operations Team with Offshore California Expertise 2 ✓ Commitment to ESG & Best-in-Class Operations 3 ✓ Oil-Weighted Asset with Substantial Production Base & Anticipated Upside 4 ✓ Wholly-Owned Infrastructure Including Oil, Gas, and Water Processing & Pipeline 5 ✓ Attractive Financial Metrics & Commitment to Return of Capital Program 6 ✓ Enterprise Benchmarks Very Favorably vs. Public Peers 7 Santa Ynez is a Differentiated, Value Driven Opportunity 6

1 Strategically Aligned with Flame Thesis â—¼ Sable management targeting â—¼ Asset acquisition metrics are Conservative long-term leverage ratios of Attractive ✓ very favorable against intrinsic ✓ Leverage ~1.0x to maximize flexibility Returns value and public benchmarking for distributions and Profile development â—¼ Modest reinvestment required â—¼ Resource life of 50+ years with Significant in the near-term as Sable Significant an 8% shallow base forecast ✓ focuses on workovers and ✓ decline profile for the initial Free Cash Flow ESP(1) installation on existing Resource Life five years after production re-wellbores start â—¼ De-risked reservoir first â—¼ Wholly owned pipeline and Access to Substantial discovered in the 1960’s processing will preserve margin ✓ ✓ Infrastructure Upside â—¼ Potential for additional growth â—¼ Oil sales contracts linked to & End Markets with accelerated development Brent Crude â—¼ Sable is well-qualified to own High the asset given our HS&E (2) â—¼ 100% Sable operated with HS&E and operational track record Operational ✓ favorable 16.4% royalty burden ✓ Stewardship Control â—¼ Opportunity for CCUS utilizing existing assets (1) Electrical submersible pump. (2) Health, safety and environment. 7

2 Sable – Management Team Sable has Re-Assembled its Premier Management and Operations Team â—¼ Mr. Flores is Sable’s founder and has served as the Chairman and Chief Executive Officer since its inception Jim Flores â—¼ From May 2017 until February 2021, Mr. Flores served as Chairman, Chief Executive Officer and President of Sable Permian Chairman of Resources the Board â—¼ Prior to Sable Permian Resources, Mr. Flores served as Vice Chairman of Freeport-McMoRan, Inc. and CEO of Freeport-McMoRan and Chief Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc. Executive â—¼ From 2001 until 2013, Mr. Flores was the Chairman, CEO and President of Plains Exploration & Production Company and Officer Chairman and CEO of Plains Resources Inc. â—¼ Mr. Flores founded and oversaw the IPO of Flores & Rucks, renamed Ocean Energy, and served multiple offices including President, CEO, Vice Chair and Chairman through 2001 â—¼ Mr. Patrinely has served as the Chief Financial Officer of Sable since its inception Gregory From June 2018 until February 2021, Mr. Patrinely served â—¼ as Executive Vice President and Chief Financial Officer of Sable Patrinely Permian Resources â—¼ Mr. Patrinely previously served as Treasurer for Sable Permian Resources, from May 2017 to June 2018, where he oversaw the Chief financial analysis and execution of refinancing, restructuring and acquisition efforts Financial â—¼ Prior to Sable Permian Resources, Mr. Patrinely was a Manager in the Acquisitions & Divestments Group of Freeport-McMoRan Oil Officer & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc. Sable Organizational Structure Jim Flores Chairman and CEO Management Team Caldwell Flores Doss Bourgeois Gregory Patrinely Anthony Duenner President Chief Operating Officer Chief Financial Officer General Counsel 8

2 Sable – Management Team History of Value Creation 1995 2000 2005 2010 2015 1992 2002 2003 2010 2012 2013 2014 Started Flores & Rucks; Plains Exploration & Ocean Energy Acquired Eagle Ford assets Acquired Deepwater GOM Sold PXP to Sold Eagle Ford assets IPO’d in 1994 and later Production spinoff from sold to Devon from Dan Hughes for assets from BP/Shell for Freeport-McMoRan to Encana renamed Ocean Energy Plains Resources for $5.3 billion ~$578 million $6.1 billion for $15 billion for $3.1 billion Ent. Val. $5.3bn Ent. Val. $15.0bn 152 107 138 134 100 92 118 84 89 +15% CAGR +39% CAGR 63 65 63 61 Ent. Val. $0.5bn 46 34 Ent. Val. $1.4bn 28 26 15 22 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Production (MBoe/d) Production (MBoe/d) 9

3 Sable Management Team Has a Strong ESG & Operational Track Record in California Sable Management Team is an Award-Winning California Operator Offshore Highlights â–ª In 2004, Received Santa Barbara County’s First and Only “Resolution for Good Operator” Recognizing PXP’s Outstanding Operating Performance â–ª In 2004, Ranked MMS’s Best Operator in the Pacific OCS for Safety of Platform and Pipeline Operations â–ª In 2008, Santa Barbara County Commendation for Outstanding Maintenance Practices at LOGP â–ª 2011: Occupational Excellence Achievement â–ª 2008: Recipient of the Environmental Lease â–ª 2006: U.S. Bureau of Land Management Operator Award for 21 PXP locations Maintenance Award of the Year Award â–ª 2010: Occupational Excellence Achievement â–ª 2007: Recipient of the Environmental Lease â–ª 2006: Best Management Practices National Award Award for PXP’s California Los Angeles Basin San Maintenance Award in the area of Habitat Conservation Vicente and Packard locations â–ª 2006: Recipient of the Clean Lease Awards â–ª 2009 – 2010: Perfect Record Award for operating 11,390 employee hours without occupational â–ª 2006: Recipient of the Environmental Lease injury or illness involving days away from work Maintenance Award â–ª 2009: National Industry Leadership Award â–ª 2005: Recipient of the Environmental Lease Maintenance Award â–ª 2008: Occupational Excellence Achievement Awards for Outstanding Safety Practices â–ª 2004: Recipient of the Environmental Lease Maintenance Award â–ª 2007: Occupational Excellence                Achievement Awards for Outstanding                Safety Practices 10

4 SYU – Premier Offshore Project Developed by Exxon Over 40+ Years SYU Development Background Discovered in 1968, over the course of 14 years Exxon consolidated more than a dozen offshore federal oil leases into a streamlined production unit known as SYU SYU construction began in 1976 with Platform Hondo, with first production in 1981, followed by Platform Harmony and Platform Heritage (both online in 1994); both Harmony and Heritage have dedicated rigs for future development SYU includes 112 wells (90 producers, 12 injectors, 10 idle); sizable inventory of infill drilling and additional step-out drilling opportunities (1) Platforms located 5 to 9 miles offshore Santa Barbara County in shallow water depths of 900-1,200’ (2) Wholly owned onshore oil and natural gas processing facility at Las Flores Canyon (not visible from highway) Shut in since June 2015 due to pipeline issue (Plains All-American Pipeline (“AAPL”) operated) Production at all Exxon platforms and facilities was safely suspended. SYU was placed into a preserved state with regular inspections and maintenance AAPL received Consent Decree and is undertaking work to restart Targeting potential SYU restart in January 2024 Exxon acquired pipeline from AAPL Sable has agreed to acquire ownership and assume operatorship of the AAPL pipeline Sable actively evaluating strategy for CCUS utilizing existing infrastructure and access 21Mar23 14:21 Page 17 446331-001 (1) Sable management have identified >100 infill drilling and step-out opportunities. (2) Primary Reservoir: Miocene Monter y forma ion (S ur low-gravity oil (4-26 API); Secon ary Reservoirs: Oligocene and Eocene oil/gas sandstone (Sweet high-gravity oil (35 API).

SYU ? Significant Production History & Significant Resource Potential Santa Ynez Unit Overview Between 1981 and 2014, SYU produced over 671 MMBoe ? Production averaged 29 MBbl/d and 27 MMcf/d in 2014 (gross), the last full year when the asset was online ? Low, stable decline anticipated of ~8% on average annually from existing resources over the next five years (1) Sable has also identified &gt;100 additional infill development and step-out opportunities across the leasehold ? In 2010, Exxon drilled the world?s longest extended-reach well from an existing fixed platform drilling rig, increasing the ability to produce more oil from existing facilities; the well extends more than six miles horizontally Robust Production Prior to Pipeline Closure 1 Billion + Barrels Recoverable Historical Gross Oil Production (MBbl/d) 0 20 40 60 80 100 120 SYU Reservoir Characterization Massive Resource 1,700? Original Oil Column (300?) Depleted Oil (400?) Gas Cap Expansion 1,000? Oil Column Remaining MMBoe of Net Recoverable Total 1,094 Resources (561) MMBoe of Net Cum. Prod. MMBoe of Remaining Total Net 533 Estimated Contingent Resources Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. (1) 5-year period begins after production re-start date in January 2024. 12

Wholly-Owned Infrastructure at Las Flores Canyon Reduces Cash Costs Las Flores Canyon Cogeneration & Processing Facility Fully integrated oil and gas processing facilities to be acquired by Sable for managing 100% of the SYU produced volumes with additional capacity for future SYU development Gas and NGL volumes sold into the Southern California market to homes and businesses and oil volumes sold against Brent to local refineries Sable management believes that the facilities have been well maintained during the downtime and the asset restart process is well underway having received a consent decree in Q4 2020 establishing path for AAPL’s pipeline restart Evaluating significant CCUS opportunity leveraging existing infrastructure and access Produced Water Pipeline Transportation Terminal Crude Storage Tanks ? 540 kbbl capacity Biologic Water Treating Plant Free Oil Removal Degassing Biological Treatment Co-Generation Power Plant Gas Turbine (40 MW) Steam Generation Steam Turbine (10 MW) Oil Treating Plant Crude Dehydration Crude Stabilization Gas Separation & Compression LPG Storage & Loading POPCO Gas Plant ? Gas Sweetening ? NGL Fractionation ? Sulfur Recovery ? Gas Compression Gas Processing Plant ? Gas Sweetening ? Sulfur Recovery ? NGL Fractionation ? Fuel Gas sent to Power Plant ? CCUS opportunities available through existing infrastructure

Substantial Run-Rate Cash Flow Generation Once SYU Re-Start is Complete… Ability to Implement a Robust Shareholder Return Policy Once SYU is Online Forecast & Financial Summary Run-Rate period reflects the first 12 months after production re-start, which is January 2024 through December 2024 Sable management anticipate initial production rates of 28.1 MBoe/d based upon historic production, reservoir characteristics, and precedent shut-in events Base forecast production decline of ~8% per annum for the initial five years after production re-start based upon management forecast; NSAI decline forecast of ~8% Management capital forecast assumes ~$27 MM of annual ESP capex in first three years of production, along with ~$5 MM of annual average capex attributable to the workover program over the same period; ~$36 MM of annual average capex attributable to sidetrack drilling beginning one year after production start (5) Asset generates significant free cash flow and Sable anticipates implementing a robust dividend policy once the asset is online As part of the acquisition and asset re-start, Sable will have a large NOL that will limit corporate cash taxes in the near-term Sable management also plans to implement a hedging strategy after production restarts that caps downside and preserves upside (7) Pre-Production Estimated Costs & Expenses ($MM) (8) Operating Expenses (9) $35 General & Administrative (9) 22 Pipeline Repair and Restart (10) 90 Total Pre-Production Costs & Expenses $147 Overview of Financial Projections – “Run Rate” Annual Cash Flow (1) Strip (2) $90 / $4.50 $80.00 / $4.50 Benchmark Price ($ / Bbl) $78.14 $90.00 $80.00 Benchmark Price ($ / MMBtu) $4.69 $4.50 $4.50 Oil Production (MMBoe) 9 9 9 Gas Production (Bcf) 9 9 9 NGL Production (MMBoe) 0 0 0 Total Production (MMBoe) 10 10 10 Daily Rate (MBoe/d) 28.1 28.1 28.1 % Oil 85% 85% 85% Oil Revenue $641 $744 $657 Gas Revenue 44 42 42 NGL Revenue 4 5 4 Total Revenue $688 $790 $703 Production Expenses (168) (168) (168) Production Taxes (5) (6) (5) General & Administrative (38) (38) (38) Interest Expense (75) (75) (75) Depreciation Expense (0) (0) (0) Income Taxes (0) (0) (0) Net Income $402 $503 $416 Interest Expense 75 75 75 Depreciation Expense 0 0 0 Income Taxes 0 0 0 EBITDA (3) $477 $579 $492 Pro Forma Enterprise Value / EBITDA (4) 1.9x 1.6x 1.8x Capital Expenditures (5) (30) (30) (30) Unlevered Free Cash Flow (3) $447 $549 $462 Interest Expense (75) (75) (75) Levered Free Cash Flow (3) $372 $473 $386 Total Debt (6) $623 $623 $623 Total Debt / Run-Rate EBITDA 1.3x 1.1x 1.3x Note: Sable metrics are based on management estimates. Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. (1) Estimated re-start date of January 2024. Run-rate period reflects 12 months of cash flows following production re-start, which is January 2024 through December 2024. In $MM unless otherwise noted. (2) 2024 monthly NYMEX Brent Crude and Henry Hub pricing as of October 5, 2022. (3) Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines Unlevered Free Cash Flow as EBITDA minus capital expenditures. Sable defines Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense. (4) Pro Forma Enterprise Value (“TEV”) metrics assume 100% participation from remaining IPO shareholders, $300 MM in PIPE financing and pro forma shares outstanding of 48.6 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 8.4 MM IPO Shares, and 30.0 MM PIPE Shares), and $10.00 per share. (5) Sable management anticipates near-term capital expenditures will be focused on workovers and ESP installation to improve production from existing producing wellbores. (6) Reflects initial balance of the Exxon 1st Lien Term Loan less $19 MM deposit. (7) Hedge plan likely to consist of costless deferred premium put spread / 3-way collar strategy. Hedging strategy is consistent with Sable management prior experience. (8) Estimated costs for the annual period prior to production re-start in January 2024. Excludes post-effective date accrued LOE of $85 MM post-effective date incurred from January 1, 2022 effective date associated with ongoing maintenance, transaction fees and expenses of $72.4 MM, and deposit paid to Exxon of $19 MM. (9) Estimated pre-production opex from June 1, 2023 through December 31, 2023. G&A estimate reflects the same time period. (10) Estimated pipeline repair and restart accrued prior to production start date. 14

Attractive Valuation Relative to Peer Group Highest Yield of the Peer Group 30% Discount to Peer Group on TEV / EBITDA Deep Discount to Intrinsic Value 71% Discount to Peer Group on PDP Reserves (7) 37% Discount to Peer Group on Net Production Category Acquired Asset Metric (1) PF Multiple Peer Average (2) 1st Full Year Unlevered Free $447 MM (4) 50% 25% (5) Cash Flow Yield (%) (3) TEV / 1st Full Year $477 MM (4) 1.9x 2.7x (5) EBITDA (3) NSAI Adjusted Low Estimate Base $1,745 MM 1.9x NA (6) Forecast PV-10 / TEV TEV / NSAI Adjusted Low Estimate Base 133 MMBoe (8) $6.76 $23.23 Contingent Resources ($/Boe) TEV / 28.1 MBoe/d (9) $31,952 $50,834 Net Production ($/MBoe/d) Note: Sable metrics assume NYMEX Brent Pricing as of October 5, 2022 and effective date of January 1, 2022, and are based on management estimates. Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. Sable TEV assumes 100% participation from remaining IPO shareholders and pro forma shares outstanding of 48.6 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 8.4 MM IPO Shares, and 30.0 MM PIPE Shares). (1) Assumes NYMEX Brent Pricing as of October 5, 2022. (2) Peer group includes: BRY, CHRD, CIVI, CRC, KOS, MGY, MUR, TALO and WTI as of October 5, 2022. TALO pro forma for EnVen Energy. (3) Sable defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and amortization. Sable defines Unlevered Free Cash Flow as EBITDA minus capital expenditures. (4) Reflects cash flows from first 12 months online: January 2024 – December 2024. 15 (5) Reflects 2023E metrics. (6) Peer group does not disclose PDP PV-10 metrics at a similar pricing and effective date. (7) Peer metrics assume PDP and Sable estimates are based on Low Estimate Contingent Resources. (8) NYMEX SEC category for nonproducing reserves is contingent; NSAI estimate increased due to extension of field life with development drilling program and management estimated LOE. (9) Reflects January 2024 through December 2024 production.

Favorable Operational & Financial Metrics I Large Production Base II High Margin Substantial Free Cash Flow III & Distribution Capacity IV Attractive Valuation Conservative Leverage V Profile VI Low Reinvestment VII Deep Inventory Opportunity VIII Shallow Decline ~28 MBoe/d Net Production Forecast Once Online ~$46.47 / Boe (1)(2) Run-Rate EBITDA Margin $372 MM (1)(2) Run-Rate Levered Free Cash Flow 1.9x (1)(2) TEV / Run-Rate EBITDA ~1.3x (1)(2) Total Debt / Run-Rate EBITDA <15% (1)(3)(4) 5-year Average Reinvestment Rate >100 Identified, Undrilled Opportunities ~8% YoY (3) 5-Year Annual Average Resource Decline Substantial production base that is ~80% oil with decades of productive history Supported by wholly owned infrastructure and access to Brent oil pricing High cash distribution capacity relative to peers given reduced reinvestment rates and shallower decline profile Implied pro forma enterprise value represents a significant discount vs. the peer group(5) Asset de-levers quickly once online toward long-term target of ~1.0x, with excess cash funding distributions Ability to refinance at lower rates once the asset is on-line Low investment required to maintain production and cash flow Benchmarks favorably vs. public peer group(5) Highly economic oil development opportunities representing infill and step-out locations with decades of performance history Shallow decline profile reduces reinvestment rate required to maintain projected production Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. (1) Reflects October 5, 2022 NYMEX Brent pricing. (3) 5-year period begins after production re-start date in January 2024. (2) Run-Rate reflects period from January 2024 through December 2024 after the production re-start date. Sable (4) Reinvestment rate defined as annual capex divided by EBITDA. defines EBITDA as net income before interest expense, income tax expense and depletion, depreciation and (5) Peer group includes: BRY, CHRD, CIVI, CRC, KOS, MGY, MUR, TALO and WTI. TALO pro forma for EnVen Energy. Peer group reflects TEV / amortization. Sable defines Levered Free Cash Flow as Unlevered Free Cash Flow minus interest expense. 2023 EBITDA. Sable TEV assumes 100% participation from remaining IPO shareholders and pro forma shares outstanding of 48.6 MM (3.0 MM Merger Consideration Shares, 7.2 MM Founders Shares, 8.4 MM IPO Shares, and 30.0 MM PIPE Shares). 16

Additional Detail

SYU Acreage Overview Acreage Overview Offshore Position ? 16 Federal Leases, ~76,000 acres ? First leased in 1968 Santa Ynez Unit Agreement ? Effective date: November 12, 1970 ? Unit blocks: OCS-P 180, 181, 182, 183, 18

SYU Pipeline Status Significant Planning Effort Underway to Prepare for Restart ? 4/1/21 AAPL submission to the California Fire Marshal (“OSFM”) for approval of the AB864/Consent Decree compliance plans ? 12/4/21 OSFM accepts AAPL’s AB 864 Supplemental Implementation Plan ? 3Q22 zoning clearance approved; awaiting appeal process resolution before requesting final OSFM approval for 901/903 restart ? 1Q24 Sable targets possible restart of the onshore and offshore facilities ? March 2020 consent decree establishes path for 901/903 restart ? Exxon purchased pipeline from AAPL 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Approvals Approval Zoning OSFM AB864 Clearances Final Approval 1/903 Regulatory Work 90 Integrity and Construction Field Activities: U SY Restaffing / Contracting LFC / SYU Restart SYU Full Restart (target) 19

Undrilled Inventory Overview New Drill Inventory Overview ? SYU comprises several discrete fault bound accumulations; compartments defined by pressure compartments ? 2015 analysis identified step out potential for untested fault compartments or sub accumulations ? Technical opportunity inventory based on spacing assumptions range from 20–80 acres (102 total opportunities) ? For every platform, more opportunities exist than available donor wellbores at current spacing assumptions (i.e., slot-constrained) 13? API Elevation 2014/2015 Campaign Drillwell Infill / Step-Out Drilling Opportunity Success Case Step-Out Offset Opportunity Being Matured for Drilling Prior To Shut in 20

Substantial Resource Base Contingent Resource Summary (1)(2) Net Estimated Contingent Resources and Production Estimated Cash Flows ($MM) (3) (4) Oil Gas NGL Total 2024E Prod. R / P Capex PV-10 Category (MMBbls) (MMcf) (MMBbls) (MMBoe) (MBoe/d) (x) ($MM) Current Strip 5% Strip Inc. 10% Strip Inc. NSAI Adjusted Low Estimate Base Forecast (5) 111 123 2 133 27 13.7x $0 $1,703 $1,856 $2,008 ESP Installations Low Estimate (6) 25 20 0 29 2 NA $80 $460 $495 $530 Total Low Estimate Contingent Resources 136 143 2 162 28 15.7x $80 $2,163 $2,351 $2,538 Development Drilling Program Best Estimate (7) 223 182 3 256 0 NA $1,897 $1,054 $1,149 $1,243 Development Workover Program Best Estimate (8) 100 82 1 115 0 NA $300 $1,119 $1,185 $1,252 Total Best Estimate Contingent Resources 323 264 4 371 0 0.0x $2,197 $2,173 $2,334 $2,495 Total Net Estimated Contingent Resources/Total Blended NAV 459 407 6 533 28 51.9x $2,277 $4,336 $4,685 $5,033 Net Sales Contingent Resources (MMBoe) PV-10 Contingent Resources ($MM) Contingent Resources by Commodity Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. (1) Assumes NYMEX Brent Strip Pricing as of October 5, 2022 and effective date of January 1, 2022 (“Brent Pricing”) (benchmark prices of $78.14 / Bbl and $4.69 / MMBtu). (2) Net quantities shown herein are unrisked volumes and may represent levels of uncertainty as to their technical and commercial recovery. (3) Total 2024 net forecasted production volumes based on Brent Pricing. (4) Ratio of Resource (Total (MMBoe)) to Production (2024E Prod.) based on category of production for full year 2024. Figures in this column give effect to rounding. (5) Estimated using NSAI Report Resources at Brent Pricing and Sable management estimated lease operating expenses; NSAI Report Resources increased due to expected extension of field life with contemplated drilling program. Low estimate contingent resources with 90% probability of delivering unrisked remaining recoverable volumes from field-wide individual historical well performance. Assumes the wells and facilities will resume operation under similar production and sales conditions present at the time production was suspended. (6) Low estimate contingent resources with 90% probability of delivering unrisked incremental recoverable volumes from statistical field-wide historical well performance driven by the installation of ESPs. (7) Best estimate contingent resources with 50% probability of delivering unrisked remaining recoverable volumes from statistical field-wide historical new drill locations in untested fault compartments or sub-accumulations within test fault compartments. (8) Best estimate contingent resources with 50% probability of delivering unrisked remaining recoverable volumes from existing wellbores calculated from statistical field-wide historical work-over well performance. 21

Substantial Resource Base – Sensitivity Analysis at $50/Bbl Brent Price Scenario Contingent Resource Summary (1)(2) Net Estimated Contingent Resources and Production Estimated Cash Flows ($MM) (3) (4) Oil Gas NGL Total 2024E Prod. R / P Capex PV-10 Category (MMBbls) (MMcf) (MMBbls) (MMBoe) (MBoe/d) (x) ($MM) Flat Pricing (5) NSAI Adjusted Low Estimate Base Forecast 108 120 2 130 27 13.4x $0 $815 (6) ESP Installations Low Estimate 24 19 0 27 2 NA $80 $270 Total Low Estimate Contingent Resources 132 140 2 157 28 15.3x $80 $1,085 (7) Development Drilling Program Best Estimate 223 182 3 256 0 NA $1,897 $566 (8) Development Workover Program Best Estimate 100 82 1 115 0 NA $300 $776 Total Best Estimate Contingent Resources 323 263 4 371 0 0.0x $2,197 $1,342 Total Net Estimated Contingent Resources/Total Blended NAV 455 403 6 528 28 51.4x $2,277 $2,427 Net Sales Contingent Resources (MMBoe) PV-10 Contingent Resources ($MM) Contingent Resources by Commodity Note: Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections. (1) Assumes $50/Bbl Brent and $3/MMBtu gas pricing and effective date of January 1, 2022. (2) Net quantities shown herein are unrisked volumes and may represent levels of uncertainty as to their technical and commercial recovery. (3) Total 2024 net forecasted production volumes based on Brent Pricing. (4) Ratio of Resource (Total (MMBoe)) to Production (2024E Prod.) based on category of production for full year 2024. Figures in this column give effect to rounding. (5) Estimated using NSAI Report Resources at Brent Pricing and Sable management estimated lease operating expenses; NSAI Report Resources increased due to expected extension of field life with contemplated drilling program. Low estimate contingent resources with 90% probability of delivering unrisked remaining recoverable volumes from field-wide individual historical well performance. Assumes the wells and facilities will resume operation under similar production and sales conditions present at the time production was suspended. (6) Low estimate contingent resources with 90% probability of delivering unrisked incremental recoverable volumes from statistical field-wide historical well performance driven by the installation of ESPs. (7) Best estimate contingent resources with 50% probability of delivering unrisked remaining recoverable volumes from statistical field-wide historical new drill locations in untested fault compartments or sub-accumulations within test fault compartments. (8) Best estimate contingent resources with 50% probability of delivering unrisked remaining recoverable volumes from existing wellbores calculated from statistical field-wide historical work-over well performance. 22

Historical Net Lease Operating Expenses Overview of Historical Net Lease Operating Expenses ($MM) (1) 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD 2023 Production (2) Oil Production (MMBoe) 9.2 8.9 3.0 0.3 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Gas Production (Bcf) 8.5 8.2 3.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 NGL Production (MMBoe) 0.1 0.1 0.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Total Production (MMBoe) 10.8 10.4 3.6 0.3 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Daily Rate (MBoe/d) 29.5 28.4 9.8 0.9 0.0 0.0 0.0 0.0 0.0 0.0 0.0 % Oil 86% 86% 84% 98% 0% 0% 0% 0% 0% 0% 0% Revenue Oil Revenue $806 $683 $113 $3 $0 $0 $0 $0 $0 $0 $0 Gas Revenue $25 $29 $10 $0 $0 $0 $0 $0 $0 $0 $0 NGL Revenue $7 $8 $2 ($0) ($0) $0 $0 $0 $0 $0 $0 Other Revenue $14 $20 $3 $0 $0 $0 $0 $0 $0 $1 $0 Total Revenue $852 $738 $128 $3 $0 $1 $0 $0 $0 $1 $0 Operating Expenses Operating $73 $72 $48 $21 $29 $17 $20 $19 $24 $14 $1 Maintenance $60 $53 $171 $27 $19 $27 $41 $16 $39 $38 $3 Logistics $10 $9 $14 $11 $8 $8 $8 $7 $6 $5 $0 Facility Modification $23 $73 $0 $0 $0 $0 $0 $0 $0 $0 $0 Well Work $22 $8 $6 ($0) $0 $0 $0 $0 $0 $0 $0 Energy $27 $26 $12 $4 $5 $5 $5 $5 $4 $5 $0 Exploratory Costs $0 $0 $0 $0 $0 ($0) $0 $0 $0 $0 $0 Other $0 $0 $0 $0 $0 $0 $0 $0 $1 $1 $0 Total Operating Expenses $215 $241 $252 $62 $60 $57 $75 $46 $74 $63 $5 Taxes Ad Valorem Taxes $5 $5 $5 $3 $2 $2 $0 $2 $1 $1 $0 Area & License Fees $0 $0 $1 $0 $0 $0 $0 $0 $0 $0 $0 Total Taxes $5 $5 $6 $4 $2 $2 $0 $2 $1 $1 $0 Net Operating Cash Flow $633 $492 ($130) ($63) ($62) ($58) ($75) ($47) ($75) ($63) ($5) Capital Expenditures Capital Expenditures, DC&E $97 $166 $45 ($3) $2 $0 ($2) $0 $0 $0 $0 (3) Capital Expenditures, Abex $16 $9 $0 $0 $0 $0 $0 $0 $0 $0 $0 Total Capital Expenditures $113 $175 $45 ($3) $2 $0 ($2) $0 $0 $0 $0 Net Free Cash Flow (4) $520 $317 ($174) ($61) ($64) ($59) ($74) ($47) ($75) ($63) ($5) (1) For the period January 2023. (2) Excludes volumes consumed in field operations. 9.2 MBoe/d consumed in field operations in 2014. (3) Abandonment capital expenditures. (4) Net free cash flow defined as revenue less operating expenses, taxes, and capital expenditures. 23

Ownership Analysis Across Redemption Levels Ownership Analysis Across Redemption Levels Redemption Levels 0.0% 50.0% 100.0% Investor Units Shares (MM) Ownership (%) Shares (MM) Ownership (%) Shares (MM) Ownership (%) Merger Consideration Shares (1) 3.0 6.2% 3.0 6.8% 3.0 7.5% Founders Shares 7.2 14.8% 7.2 16.2% 7.2 17.9% PIPE Shares 30.0 61.7% 30.0 67.6% 30.0 74.7% IPO Shares (2) 8.4 17.3% 4.2 9.5% 0.0 0.0% Pro Forma Units Outstanding (3) 48.6 100.0% 44.4 100.0% 40.2 100.0% (1) Consists of 3.0 MM shares to Sable as consideration for the merger. Does not include 3.6 MM incentive shares to be issued pursuant to post-closing grants to Sable senior management, which are subject to vesting and lockup periods. The 3.6 MM incentive shares may be adjusted to a lesser number of shares on a proportionate basis such that the number of incentive shares and merger consideration shares, together, will not represent greater than 15% of the outstanding Flame shares immediately following the Merger (taking into account the issuance of shares in the PIPE and redemptions in connection with the Merger). (2) Reflects ~20 MM IPO shares have already been redeemed in connection with the extension process. (3) Excludes FLME warrants. 24

Summary Risk Factors Risks Related to Restart of Production We need to satisfy a number of permitting obligations and other requirements before we can restart production. The requirements to restart Lines 901 and 903 include those set forth in a federal court consent decree. While the operator of the lines has satisfied most of the conditions to restart including under the consent decree, there is no assurance that we will be successful in satisfying the remainder of the requirements and restarting production in a timely manner. Our assumptions and estimates regarding the total costs associated with restarting production may be inaccurate. Risks Related to the Business of SYU Our business plans require significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or ability to pay dividends. We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect out business, results of operations, financial condition, and reputation. Changes in U.S. or international trade policy, including the continuation or imposition of tariffs and the resulting consequences, could adversely affect our business, prospects, financial condition, and operating results. Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our business, financial condition, and results of operations. Our business, financial condition and results of operations may be adversely affected by pandemics (including COVID-19) and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks. Our estimated quantities of petroleum are classified as “contingent resources” rather than “reserves” because they are subject to numerous contingencies. There is no assurance that any of the estimated resources will ever be recovered or reclassified as “reserves.” Our estimated resources are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these resource estimates or underlying assumptions will materially affect the quantities and present value of our resources. We are subject to compliance with environmental and occupational safety and health laws and regulations that may expose us to significant costs and liabilities. Our ability to retain and/or obtain necessary licenses and permits to operate the business may negatively impact our financial results. Oil, natural gas and natural gas liquids, or “NGL” prices are volatile, due to factors beyond our control, and greatly affect SYU’s business, results of operations and financial condition. Any decline in, or sustained low levels of, oil, natural gas and NGL prices will cause a decline in SYU’s cash flow from operations, which could materially and adversely affect its business, results of operations and financial condition. If commodity prices decline and remain depressed for a prolonged period, SYU’s business may become uneconomic and result in write downs of the value of our properties, which may adversely affect our financial condition and our ability to fund operations. An increase in the differential between the Brent or other benchmark prices of oil and natural gas and the wellhead price we expect to receive for our future production could significantly reduce our cash flow and adversely affect our financial condition. Our hedging strategy in the future may not effectively mitigate the impact of commodity price volatility from our cash flows, and our hedging activities could result in cash losses and may limit potential gains. Developing and producing oil, natural gas and NGLs are costly and high-risk activities with many uncertainties that may adversely affect our business, financial condition, results of operations and cash flows. Many of these risks are heightened for us due to the fact that most of our equipment has been shut-in for more than seven years. Development and production of oil, natural gas and/or NGLs in offshore waters have inherent and historically higher risk than similar activities onshore. Oil and natural gas producers’ operations are substantially dependent on the availability of water and the disposal of waste, including produced water and drilling fluids. Restrictions on the ability to obtain water or dispose of waste may impact our operations. The unavailability or high cost of equipment, supplies and crews could delay our operations, increase our costs and delay forecasted revenue. The third parties on whom we rely for transportation services are subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business. Our business depends in part on pipelines, gathering systems and processing facilities owned by us or others. Any limitation in the availability of those facilities could interfere with our ability to market our oil, natural gas and NGL production. We may incur losses as a result of title defects or deficiencies in our properties. We will not own all of the land on which the assets are located or all of the land that we must traverse in order to conduct our operations. There are disputes with respect to certain of the rights-of-way or other interests and any unfavorable outcomes of such disputes could require us to incur additional costs. We may be unable to restart production by January 1, 2026, which would permit ExxonMobil to exercise a reassignment option and take ownership of SYU without any compensation or reimbursement. Restrictive covenants in the term loan agreement or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests. Under the terms of the term loan agreement, restarting production leads to an accelerated maturity date following a specified grace period, and there is no assurance that we will be able to refinance the term loan agreement on acceptable terms or at all prior to the accelerated maturity date. We may in the future refinance our existing indebtedness or incur new indebtedness at variable rates and without the option to pay interest in-kind, which would subject us to interest rate risk and could cause our debt service obligations to increase significantly. We are exposed to trade credit risk in the ordinary course of our business activities. We may incur substantial losses and be subject to substantial liability claims as a result of catastrophic events. We may not be insured for, or our insurance may be inadequate to protect us against, these risks. Expenses not covered by our insurance could have a material adverse effect on our financial position and results of operations. We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner or feasibility of conducting our operations. 25

Summary Risk Factors (Cont’d) The listing of a species as either “threatened” or “endangered” under the federal and/or California Endangered Species Act could result in increased costs, new operating restrictions, or delays in our operations, which could adversely affect our results of operations and financial condition. Conservation measures, technological advances and increasing public attention and activism with respect to climate change and environmental matters could reduce demand for oil, natural gas and NGLs and have an adverse effect on our business, financial condition and reputation. Climate change legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil, natural gas and NGL we expect to produce. The enactment of derivatives legislation could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business. Attempts by the California state government to restrict the production of oil and gas could negatively impact our operations and result in decreased demand for fossil fuels in California. Our production, revenue and cash flow from operating activities are derived from assets that are located in California and offshore areas, making us vulnerable to risks associated with having operations concentrated in one geographic area. All of our operations are in California and offshore areas, much of which are conducted in areas that may be at risk of damage from fire, mudslides, earthquakes or other natural disasters. Increasing attention to environmental, social and governance matters may impact our business. Environmental groups may initiate litigation and take other actions to attempt to delay or prevent us from obtaining required approvals to restart production. The Inflation Reduction Act of 2022 could accelerate the transition to a low carbon economy and may impose new costs on our operations. Certain U.S. federal income tax deductions currently available with respect to oil and natural gas exploration and production may be eliminated as a result of future legislation. The cost of decommissioning and the cost of financial assurance to satisfy decommissioning obligations are uncertain. We may be required to post cash collateral pursuant to our agreements with sureties, letter of credit providers or regulators under our existing or future bonding or other arrangements, which may have a material adverse effect on our liquidity and our ability to execute our capital expenditure plan and our asset retirement obligation plan and comply with the agreements governing our existing or future indebtedness. Our business could be negatively affected by security threats, including cybersecurity threats, destructive forms of protest and opposition by activists and other disruptions. Risks Related to Ownership of Flame Securities and the Potential Business Combination Our Sponsor, certain members of the Flame board of directors and certain other Flame officers have interests in the potential business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the potential business combination proposal and approval of the other proposals described in the proxy statement that will be filed in connection with the potential business combination. Our sponsor, certain insiders, directors, officers, advisors and their affiliates may elect to purchase public shares from public stockholders, which may influence a vote on the potential business combination, reduce the public “float” of Flame common stock and affect its market price, and have interests in the potential business combination different from the interests of Flame’s public stockholders. We and SYU will be subject to business uncertainties and contractual restrictions while the potential business combination is pending. We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect investor confidence in us and materially adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner. Shareholder litigation could prevent or delay the closing of the potential business combination or otherwise negatively impact our business, operating results and financial condition. The exercise of Flame’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the potential business combination may result in a conflict of interest when determining whether such changes to the terms of the potential business combination or waivers of conditions are appropriate and in Flame’s stockholders’ best interest. Our ability to successfully effect the potential business combination and to be successful thereafter will be dependent upon the efforts of certain key personnel, including the key personnel of SYU whom we expect to stay with the post-combination business following the potential business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result. Upon closing of the potential business combination, we expect to have a significant amount of cash and our management will have broad discretion over the use of that cash, subject to limitations imposed on us under the term loan agreement with ExxonMobil. We may use our cash in ways that stockholders may not approve. Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations. Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the potential business combination, Flame may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which could have a significant negative effect on Flame’s financial condition, results of operations and Flame’s stock price, which could cause you to lose some or all of your investment. 26